TRIMBLE NAVIGATION LIMITED

                                 THIRD AMENDMENT
                                       to
                           REVOLVING CREDIT AGREEMENT


        This THIRD AMENDMENT (the "Amendment"), dated as of November 12, 1996, is among Trimble Navigation Limited (the "Borrower"), The First National Bank of Boston ("FNBB"), Mellon Bank, N.A. ("Mellon", and together with FNBB, the "Banks"), and The First National Bank of Boston as agent for itself and the other Banks (the "Agent").

        WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Revolving Credit Agreement, dated as of August 4, 1995 (as amended by the First Amendment to Revolving Credit Agreement, dated as of April 30, 1996, and the Second Amendment to Revolving Credit Agreement, dated as of June 30, 1996, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have made loans to and may issue letters of credit for the benefit of the Borrower; and

        WHEREAS, the Borrower had requested that the Banks agree, and the Banks have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the Credit Agreement;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        Section 1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        Section 2. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

        (a) Section  9.1 of the Credit  Agreement  is amended by  deleting  such
Section 9.1 and restating it in its entirety as follows:

               Section 9.1. Profitable Operations. The Borrower will not permit Consolidated Net Deficit or Consolidated Net Operating Deficit for any fiscal quarter of the Borrower to be greater than five percent (5%) of Consolidated Tangible Net Worth as of the end of the fiscal quarter immediately preceding the relevant date of determination.

        (b) Section  9.4 of the Credit  Agreement  is amended by  deleting  such
Section 9.4 and restating it in its entirety as follows:

               Section 9.4 Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth at the end of any fiscal quarter of the Borrower to be less than:

                      (i) for the fiscal  quarter ended  December 31, 1996,  the sum of $111,000,000, plus eighty percent (80%) of any new equity issuance, plus, eighty percent (80%) of positive Consolidated Net Income for, in each case, the fiscal quarter subsequent to the fiscal quarter ended September 30, 1996; and

                      (ii) for the fiscal  quarter ended March 30, 1997 and each fiscal quarter thereafter, the sum of $105,000,000, plus eighty percent (80%) of any new equity issuance, plus, on a cumulative basis, eighty percent (80%) of positive Consolidated Net Income for each fiscal quarter subsequent to the fiscal quarter ended December 31, 1996.

        (c) Section 9 of the Credit Agreement is further amended by adding the following new Section 9.6:

               Section 9.6. Minimum Net Cash. The Borrower will not at any time permit the sum of cash, plus Cash Equivalents, plus Investments of the kind described in paragraphs (a), (b), (c) and (g) of
               Section 8.3 that mature within one (1) year from the date of purchase by the Borrower, minus the outstanding amount of Revolving Credit Loans as of the date of determination, to be less than $50,000,000.

        Section 3. Affirmation and Acknowledgment of the Borrower. The Borrower hereby ratifies and confirms all of its Obligations to the Banks, including, without limitation the Revolving Credit Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks the Revolving Credit Loans and all other amounts due under the Credit Agreement as amended hereby.

        Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Banks as follows:

               (a) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower, have been authorized by all necessary corporate proceedings on behalf of the Borrower, and do not and will not contravene any provision of law or any of the Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower.

               (b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

               (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement as amended hereby, or the consummation by the Borrower of the transactions among the parties contemplated hereby and thereby or referred to herein.

               (d) The representations and warranties contained in Section 6 of the Credit Agreement were correct at and as of the date made. Except to the extent that the facts upon which such representations and warranties were based have changed in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and after giving effect to the provisions hereof, such representations and warranties also are correct at and as of the date hereof.

               (e) The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

        Section 5. Effectiveness. The effectiveness of this Amendment shall be subject to receipt by the Agent of this Amendment executed by each of the Borrower, the Banks and the Agent.

        Section 6. Miscellaneous Provisions. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

        (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

        (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

        (d) Pursuant to Section 15 of the Credit Agreement, the Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).




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        IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment as of the date first written above.

                                  TRIMBLE NAVIGATION LIMITED


                                  By: /s/ Dennis R. Ing
                                     Name:Dennis R. Ing
                                     Title: Vice President Finance and Chief
                                            Financial Officer


                                 THE FIRST NATIONAL BANK
                                 OF BOSTON, individually and
                                 as Agent


                                   By: /s/ Tena Lindenauer
                                      Name:Tena Lindenauer
                                      Title:Director



                                 MELLON BANK, N.A.



                                   By: /s/ Sean C. Gannon
                                      Name:Sean C. Gannon
                                      Title:Assistant Vice President





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